SUBJECT TO COMPLETION AND MODIFICATION


NELNET STUDENT LOAN FUNDING, LLC HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND THE OTHER DOCUMENTS NELNET STUDENT LOAN FUNDING, LLC HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT NELNET STUDENT LOAN FUNDING, LLC AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, NELNET STUDENT LOAN FUNDING, LLC, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL-FREE 1-877-317-3161.

                                   TERM SHEET

NELNET LOGO                      $2,213,000,000

                         STUDENT LOAN ASSET-BACKED NOTES

                        NELNET STUDENT LOAN TRUST 2006-3
                                 ISSUING ENTITY

NELNET STUDENT LOAN FUNDING, LLC           NATIONAL EDUCATION LOAN NETWORK, INC.
          DEPOSITOR                         MASTER SERVICER AND ADMINISTRATOR

                                  NELNET, INC.
                                     SPONSOR

--------------------------------------------------------------------------------
THE NOTES ARE OBLIGATIONS OF THE ISSUING ENTITY ONLY AND ARE PAYABLE SOLELY FROM THE PLEDGED COLLATERAL DESCRIBED IN THE INITIAL FREE WRITING PROSPECTUS CONSISTING PRIMARILY OF STUDENT LOANS ORIGINATED UNDER THE FEDERAL FAMILY EDUCATION LOAN PROGRAM. THEY ARE NOT OBLIGATIONS OF THE SPONSOR, THE DEPOSITOR, THE ADMINISTRATOR OR ANY OF THEIR AFFILIATES.
--------------------------------------------------------------------------------

               Notes are being offered in the following classes:

                     ORIGINAL                   PRICE
                     PRINCIPAL                    TO    UNDERWRITING  PROCEEDS TO    FINAL MATURITY
                      AMOUNT     INTEREST RATE  PUBLIC    DISCOUNT    THE TRUST(1)        DATE
                      ------     -------------  ------    --------    ------------        ----
CLASS A-1 NOTES  $  199,000,000  3-month LIBOR   100%     0.130%   $  198,741,300  September 25, 2012
                                   minus  %
CLASS A-2  NOTES $  384,000,000  3-month LIBOR   100%     0.160%   $  383,385,600   December 27, 2016
                                   plus   %
CLASS A-3 NOTES  $  245,000,000  3-month LIBOR   100%     0.180%   $  244,559,000    June 25, 2019
                                   plus   %
CLASS A-4 NOTES  $  384,000,000  3-month LIBOR   100%     0.190%   $  383,270,400  December 27, 2022
                                   plus   %
CLASS A-5 NOTES  $  465,000,000  3-month LIBOR   100%     0.210%   $  464,023,500    March 25, 2027
                                   plus   %
CLASS A-6 NOTES  $  469,500,000  3-month LIBOR   100%     0.240%   $  468,373,200    June 25, 2040
                                   plus  %
CLASS B  NOTES   $   66,500,000  3-month LIBOR   100%     0.420%   $   66,220,700    June 25, 2041
                 --------------    plus  %
TOTAL            $2,213,000,000                                    $2,208,573,700

--------------------
(1) Before deducting certain costs of issuing the notes estimated to be $1,142,974.

        This term sheet constitutes a "free-writing prospectus" within the meaning of Rule 405 under the Securities Act of 1933, as amended. The underwriters named below are offering the notes subject to approval of certain matters by their counsel.

                           JOINT BOOK-RUNNING MANAGERS

 BANC OF AMERICA SECURITIES LLC         BARCLAYS CAPITAL              CITIGROUP


                                   CO-MANAGERS

CREDIT SUISSE
            DEUTSCHE BANK SECURITIES
                                    JPMORGAN
                                           MERCHANT CAPITAL LLC
                                                             NELNET CAPITAL, LLC


                                November 29, 2006

        The information contained herein refers to and supplements certain of the information contained in the issuing entity's Free-Writing Prospectus, dated November 24, 2006 (the "initial free-writing prospectus").

                                    THE NOTES

CLOSING DATE.  The closing date for this offering is December 5, 2006.

PRICING DATE.  On or about November 29, 2006.

RECORD DATE.  The business day prior to a quarterly distribution date.

INTEREST RATES. Each class of notes will bear interest at a rate equal to three-month LIBOR, except for the initial accrual period, plus or minus a margin. The spreads to LIBOR will be set at the time of pricing.

        The class A-6 notes will consist of one class of floating LIBOR-rate notes. Accordingly, no class of auction rate notes will be issued, there will be no auction agent or broker-dealers, and any other terms and conditions set forth in the initial free-writing prospectus that are applicable only to auction rate notes will not apply.

        LIBOR FOR INITIAL INTEREST ACCRUAL PERIOD. LIBOR for the initial interest accrual period will be determined by the following formula:

               x + [21/31 * (y-x)]

         where:

               x = three-month LIBOR, and

               y = four-month LIBOR, in each case as of the second business day before the start of the initial interest accrual period.

OPTIONAL PURCHASE/MANDATORY REDEMPTION

        On the earlier of the September 2024 quarterly distribution date or when the Pool Balance is 10% or less of the initial Pool Balance, (i) the depositor or its assignee will have the option to repurchase the remaining student loans in the trust, and (ii) if the depositor or its assignee does not exercise its right to repurchase student loans in the trust, those loans will be offered for sale by the indenture trustee before the next succeeding quarterly distribution date. The proceeds from any sale of the student loans will be used to retire any outstanding notes.

CLASS B PRINCIPAL DISTRIBUTIONS

        Principal will be allocated to the class B notes on and after the step-down date described in the initial free-writing prospectus, so long as no "trigger event" is in effect. A "trigger event" will be in effect on any quarterly distribution date while any class A notes are outstanding if the outstanding principal balance of the notes after giving effect to distributions to be made on that quarterly distribution date, exceeds the Pool Balance plus amounts on deposit in the Reserve Fund as of the end of the related collection period, or if there has not been an optional purchase or sale of the trust's student loans through a mandatory auction as described above after the earlier of the September 2024 quarterly distribution date or when the Pool Balance falls below 10% of the initial Pool Balance.

IDENTIFICATION NUMBERS

The notes will have the following CUSIP Numbers, ISIN Numbers and European Common Codes:

CUSIP NUMBERS

        Class A-1 Notes:     64031AAA4
        Class A-2 Notes:     64031AAB2
        Class A-3 Notes:     64031AAC0
        Class A-4 Notes:     64031AAD8
        Class A-5 Notes:     64031AAE6
        Class A-6 Notes:     64031AAF3
        Class B Notes:       64031AAJ5

INTERNATIONAL SECURITIES IDENTIFICATION NUMBERS (ISIN)

        Class A-1 Notes:     US64031AAA43
        Class A-2 Notes:     US64031AAB26
        Class A-3 Notes:     US64031AAC09
        Class A-4 Notes:     US64031AAD81
        Class A-5 Notes:     US64031AAE64
        Class A-6 Notes:     US64031AAF30
        Class B Notes:       US64031AAJ51

                                 CAPITALIZATION

        As of the closing date, the capitalization of the trust after giving effect to the issuance of the notes and before deducting expenses of the offering will be as follows:

                       Class A-1 Notes      $  199,000,000
                       Class A-2 Notes         384,000,000
                       Class A-3 Notes         245,000,000
                       Class A-4 Notes         384,000,000
                       Class A-5 Notes         465,000,000
                       Class A-6 Notes         469,500,000
                       Class B Notes            66,500,000
                       Equity                          100
                                            --------------
                               Total        $2,213,000,100

                                 USE OF PROCEEDS

        The proceeds from the sale of the notes, net of any underwriting discount, are expected to be applied as follows:

        Deposit to Acquisition Fund              $2,169,083,235*
        Deposit to Reserve Fund                       5,490,465
        Deposit to Capitalized Interest Fund         34,000,000
                                                ---------------
                        Total                    $2,208,573,700

---------------
*       Includes $35,000,000 deposit to the Prefunding Account.

        Approximately $1,142,974 of the net proceeds deposited to the Acquisition Fund will be used to pay the costs of issuing the notes.

     WEIGHTED AVERAGE LIVES, EXPECTED MATURITIES AND PERCENTAGES OF ORIGINAL PRINCIPAL REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES OF THE NOTES

        PREPAYMENT CONSIDERATIONS

        Generally, all of the trust's student loans are prepayable in whole or in part, without penalty, by the borrowers at any time, or as a result of a borrower's default, death, disability or bankruptcy and subsequent liquidation or collection of guarantee payments with respect to such loans. The rates of payment of principal on a class of notes and the yield on a class of notes may be affected by prepayments of the trust's student loans. Because prepayments generally will be paid through to noteholders as distributions of principal, it is likely that the actual final payments on a class of notes will occur prior to such class of notes' final maturity date. Accordingly, in the event that the trust's student loans experience significant prepayments, the actual final payments on a class of notes may occur substantially before their final maturity date, causing a shortening of the notes' weighted average life. Weighted average life refers to the average amount of time that will elapse from the date of issuance of a note until each dollar of principal of such note will be repaid to the investor.

        The rate of prepayments on the trust's student loans cannot be predicted and may be influenced by a variety of economic, social and other factors. Generally, the rate of prepayments may tend to increase to the extent that alternative financing becomes available on more favorable terms or at interest rates significantly below the interest rates payable on the trust's student loans. In addition, the depositor is obligated to repurchase any student loan as a result of a breach of any of its representations and warranties relating to the trust's student loans, and the master servicer is obligated to cause the subservicer to repurchase any student loan as a result of a breach of certain covenants with respect to such student loan, in the event such breach materially adversely affects the interests of the trust in that student loan and is not cured within the applicable cure period.

        However, scheduled payments with respect to, and maturities of, the trust's student loans may be extended, including pursuant to grace periods, deferral periods and forbearance periods. The rate of payment of principal on a class of notes and the yield on such notes may also be affected by the rate of defaults resulting in losses on the trust's student loans that may have been liquidated, by the severity of those losses and by the timing of those losses, which may affect the ability of the guarantors to make guarantee payments on such student loans. In addition, the maturity of certain of the trust's student loans may extend beyond the final maturity date for a class of notes.

        See "WEIGHTED AVERAGE LIVES, EXPECTED MATURITIES AND PERCENTAGES OF ORIGINAL PRINCIPAL REMAINING AT EACH QUARTERLY DISTRIBUTION DATE FOR THE NOTES" attached hereto as Exhibit I.

                              PLAN OF DISTRIBUTION

        Subject to the terms and conditions set forth in an underwriting agreement among the depositor and the underwriters named below, the depositor will agree to cause the trust to sell to each of the underwriters, and each of the underwriters will agree to purchase from the trust, the principal amount of the notes set forth opposite its name.


                Class A-1    Class A-2    Class A-3    Class A-4    Class A-5    Class A-6     Class B
Underwriter       Notes        Notes        Notes        Notes        Notes        Notes        Notes        Total
-----------       -----        -----        -----        -----        -----        -----        -----        -----
 Banc of
  America
  Securities
  LLC......... $53,208,334 $104,875,000  $65,541,668 $104,875,000 $125,187,334 $127,656,000 $18,010,334   $599,353,670
 Barclays
  Capital Inc.  53,208,333  104,875,000   65,541,666  104,875,000  125,187,333  127,656,000  18,010,333    599,353,665
 Citigroup
  Global
  Markets Inc.  53,208,333  104,875,000   65,541,666  104,875,000  125,187,333  127,656,000  18,010,333    599,353,665
 Credit Suisse
  Securities
  (USA) LLC...   8,400,000   14,800,000   10,320,000   14,800,000   19,080,000   18,460,000   2,660,000     88,520,000
 Deutsche Bank
  Securities
  Inc.........   8,400,000   14,800,000   10,320,000   14,800,000   19,080,000   18,460,000   2,660,000     88,520,000
 J. P. Morgan
  Securities
  Inc.........   8,400,000   14,800,000   10,320,000   14,800,000   19,080,000   18,460,000   2,660,000     88,520,000
 Merchant
  Capital LLC.   4,725,000    8,325,000    5,805,000    8,325,000   10,733,000   10,384,000   1,496,000     49,793,000
 Nelnet
  Capital, LLC   9,450,000   16,650,000   11,610,000   16,650,000   21,465,000   20,768,000   2,993,000     99,586,000
              ------------ ------------ ------------ ------------ ------------ ------------ ----------- --------------
Total         $199,000,000 $384,000,000 $245,000,000 $384,000,000 $465,000,000 $469,500,000 $66,500,000 $2,213,000,000

        The underwriters have advised that they propose to offer the notes to the public initially at the respective offering prices set forth below, and to certain dealers at these prices less concessions not in excess of the concessions listed below. The underwriters may allow and the dealers may reallow concessions to other dealers not in excess of the reallowances listed below. After the initial public offering, these prices and concessions may change.

                        Initial                                   Selling
                        Public                                  Concessions  Reallowance
                       Offering     Underwriting   Proceeds to    Not to       Not to
                         Price        Discount      the Trust*     Exceed       Exceed
                         -----        --------      ----------     ------       ------
Per Class A-1 Note    $199,000,000     0.130%     $198,741,300     0.078%       0.039%
Per Class A-2 Note    $384,000,000     0.160%     $383,385,600     0.096%       0.048%
Per Class A-3 Note    $245,000,000     0.180%     $244,559,000     0.108%       0.054%
Per Class A-4 Note    $384,000,000     0.190%     $383,270,400     0.114%       0.057%
Per Class A-5 Note    $465,000,000     0.210%     $464,023,500     0.126%       0.063%
Per Class A-6 Note    $469,500,000     0.240%     $468,373,200     0.144%       0.072%
Per Class B Note       $66,500,000     0.420%      $66,220,700     0.252%       0.126%

---------------------
      *Before deducting certain costs of issuing the notes estimated to be $1,142,974.

        The prices and proceeds shown in the table do not include any accrued interest. The actual prices and proceeds will include interest, if any, from the closing date.

        Until the distribution of notes is completed, the rules of the SEC may limit the ability of the underwriters and selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in transactions that stabilize the price of the notes. These transactions consist of bids of purchase for the purpose of pegging, fixing or maintaining the price of the notes.

        Purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.

        Neither the trust nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither the trust nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

        The notes are a new class of securities with no established trading market. The underwriters have advised that they presently intend to make a market in the notes. However, they are not obligated to do so and they may discontinue any market-making activities with respect to the notes at any time without notice. We cannot assure you that the prices at which the notes will sell in the market after this offering will not be lower or higher than the initial offering price or that an active trading market for the notes will develop and continue after this offering.

        The underwriting agreement will provide that the depositor will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, and the depositor will agree to reimburse the underwriters for the fees and expenses of their counsel. The sponsor will also enter into an indemnity agreement with the underwriters under which the sponsor will agree to indemnify the underwriters against certain civil liabilities.

        One of the underwriters, Nelnet Capital, LLC, is an affiliate of the depositor, the trust and the master servicer and administrator.

        Each underwriter has represented and agreed that:

        o it has not offered or sold and will not offer or sell any notes to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended (the "POS Regs");

        o it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA"), received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the trust; and

        o it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

        No action has been or will be taken by the depositor or the underwriters that would permit a public offering of the notes in any country or jurisdiction other than in the United States, where action for that purpose is required. Accordingly, the notes may not be offered or sold, directly or indirectly, and neither the initial free-writing prospectus and the accompanying prospectus attached as Appendix I thereto and this term sheet (collectively, the "pre-pricing disclosure package"), nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose hands all or any part of the pre-pricing disclosure package comes are required by the depositor and the underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver notes or have in their possession or distribute the pre-pricing disclosure package, in all cases at their own expense.

        The depositor has not authorized any offer of the notes to the public in the United Kingdom within the meaning of the POS Regs and the FSMA. The notes may not lawfully be offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of these regulations or otherwise in compliance with all applicable provisions of these regulations and the FSMA.

                                                                       EXHIBIT I

                             WEIGHTED AVERAGE LIVES,
                       EXPECTED MATURITIES AND PERCENTAGES
         OF ORIGINAL PRINCIPAL REMAINING AT EACH QUARTERLY DISTRIBUTION
                               DATE FOR THE NOTES


        Prepayments on pools of student loans can be calculated based on a variety of prepayment models. The model used to calculate prepayments in this term sheet is based on prepayment rates derived on a linear function that is ramped over time based on loan age. For purposes of this transaction, we refer to this model as the "pricing prepayment curve" or "PPC." The PPC applies a constant percentage rate ("CPR," see discussion below) of prepayment that rises steadily from 2% CPR to 10% CPR over a 120 month period (growing 0.0672269% per month), leveling off at 10% thereafter.

        100% PPC implies prepayment exactly according to the ramp. A rate of "x% PPC" implies the indicated constant percentage to each of the CPRs along the ramp.

        CPR is stated as an annualized rate and is calculated as the percentage of the loan amount outstanding at the beginning of a period (including accrued interest to be capitalized), after applying scheduled payments, that prepays during that period. The CPR model assumes that student loans will prepay in each month according to the following formula:

        Monthly Prepayments = (Balance (including accrued interest to be capitalized) after scheduled payments) x (1-(1-CPR) 1/12)

        Accordingly, monthly prepayments, assuming a $1,000 balance after scheduled payments would be as follows for various levels of PPC at selected points along the PPC:

                                                SEASONING (MONTHS)
PPC LEVEL   PREPAYMENT              24        48        72        96       120
---------   ----------              --        --        --        --       ---
 50% PPC    CPR                     1.77%     2.58%     3.39%    4.19%     5.00%
            Monthly Prepayment   $1.49      $2.18    $2.87     $3.56     $4.27
 80% PPC    CPR                     2.84%     4.13%    5.42%     6.71%     8.00%
            Monthly Prepayment   $2.40      $3.51    $4.63     $5.77     $6.92
100% PPC    CPR                     3.55%     5.16%     6.77%    8.39%    10.00%
            Monthly Prepayment   $3.00      $4.40    $5.83     $7.27     $8.74
120% PPC    CPR                     4.26%     6.19%    8.13%    10.06%    12.00%
            Monthly Prepayment   $3.62      $5.31    $7.04     $8.80     $10.60
150% PPC    CPR                     5.32%     7.74%   10.16%    12.58%    15.00%
            Monthly Prepayment   $4.54      $6.69    $8.89     $11.14    $13.45

        The PPC model does not purport to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool. The student loans will not prepay according to the PPC, nor will all of the student loans prepay at the same rate. You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.

        The tables below show the weighted average remaining lives, expected maturity dates and percentages of original principal remaining of the notes at certain quarterly distribution dates under various PPC scenarios.

        For purposes of calculating the information presented in the tables, it is assumed, among other things, that:

        o       the cutoff date for the trust student loans is as of November
                30, 2006;

        o       the closing date is December 5, 2006;

        o all trust student loans (as grouped within the "rep lines" described below) remain in their current status until their status end date and then move to repayment, and no trust student loan moves from repayment to any other status;

        o       the average loan age is two months;

        o additional loans are acquired with proceeds in the Acquisition Fund and, to the extent available, the Capitalized Interest Fund. These loans are assumed to have zero age, an average borrower rate of 6.875% and an average remaining term to maturity of 260 months;

        o there are government payment delays of 30 days for interest subsidy and special allowance payments;

        o no delinquencies or defaults occur on any of the trust student loans, no repurchases for breaches of representations, warranties or covenants occur, and all borrower payments are collected in full;

        o index levels for calculation of borrower and government payments are:

                o       91-day Treasury bill rate of 4.97%; and

                o       three-month commercial paper rate of 5.28%;

        o quarterly distributions begin on March 25, 2007, and payments are made quarterly on the 25th day of every March, June, September and December thereafter, whether or not the 25th is a business day;

        o the interest rate for each class of outstanding notes at all times will be equal to:

                o       Class A-1 notes: 5.35%;

                o       Class A-2 notes: 5.37%;

                o       Class A-3 notes: 5.39%;

                o       Class A-4 notes: 5.45%;

                o       Class A-5 notes: 5.47%;

                o       Class A-6 notes: 5.52%; and

                o       Class B notes: 5.60%;

        o an administration fee equal to 0.18% of the outstanding principal amount of the trust student loans paid quarterly by the trust to the administrator;

        o trustee fees equal to (i) 0.007% of the outstanding principal amount of bonds paid quarterly by the trust to the indenture trustee, and (ii) $2,500 paid annually starting in January 2007 by the trust to the Delaware trustee;

        o a servicing fee equal to 1/12th of the then outstanding principal amount of the trust student loans as of the preceding calendar month times 0.50% is paid monthly by the trust to the master servicer, beginning in January 2007;

        o a consolidation loan rebate fee equal to 1.05% of the outstanding principal amount of the trust student loans paid quarterly by the trust to the Department of Education;

        o the Reserve Fund has an initial balance equal to $5,490,465 and at all times a balance equal to the greater of (1) 0.25% of the applicable Pool Balance and (2) $3,294,279;

        o the Collection Fund has an initial balance equal to $5,754,221, representing accrued but unpaid interest on the trust's student loans at the time of purchase;

        o the Capitalized Interest Fund has an initial balance equal to $34,000,000. The Capitalized Interest Fund will step down to $17,000,000 in June 2007, to $8,500,000 in September 2007 unless over 50% of the loans in the trust estate are in repayment in which case the Capitalized Interest Fund will step down to $0, and, in any case, will step down to $0 in December 2007. (The amounts released from the Capitalized Interest Fund on these quarterly distribution dates will be available to purchase consolidation loans after all trust expenses and note interest have been paid except those monies, if any, released in December 2007 which will be released to the Collection Fund);

        o all payments are assumed to be made at the end of the month and amounts on deposit in the Collection Fund, Reserve Fund and Capitalized Interest Fund, including reinvestment income earned in the previous month, net of servicing fees, are reinvested in eligible investments at the assumed reinvestment rate of 5.29% per annum through the end of the collection period; reinvestment earnings are available for distribution from the prior collection period;

        o an optional redemption occurs on the earlier of the quarterly distribution date immediately following the date on which (i) the pool balance falls below 10% of the initial pool balance or
                (ii) the September 2024 quarterly distribution date; and

        o the pool of trust student loans were grouped into 290 representative loans ("rep lines"), which have been created, for modeling purposes, from individual trust student loans based on combinations of similar individual student loan characteristics, which include, but are not limited to, interest rate, loan type, index, margin, rate cap and remaining term.

                      WEIGHTED AVERAGE LIVES AND EXPECTED MATURITY DATES OF THE NOTES AT VARIOUS PERCENTAGES OF THE PPC(1)


                        WEIGHTED AVERAGE LIFE (YEARS)(2)

CLASS                   50%         80%         100%         120%        150%
-------------------   -------     -------     -------      -------     --------

Class A-1 Notes....      1.20       1.07        1.00          0.95        0.87
Class A-2 Notes....      3.73       3.25        3.00          2.79        2.54
Class A-3 Notes....      6.25       5.42        5.00          4.66        4.23
Class A-4 Notes....      8.70       7.58        7.00          6.51        5.91
Class A-5 Notes....     12.19      10.77       10.00          9.34        8.51
Class A-6 Notes....     17.00      15.55       14.43         13.51       12.35
Class B Notes......     12.30      11.51       10.95         10.47        9.93



CLASS                                                EXPECTED MATURITY DATE
-----------------  ------------------------------------------------------------------------------------------------
Class A-1 Notes..  December 25, 2008  September 25, 2008  September 25, 2008       June 25, 2008      June 25, 2008
Class A-2 Notes..     March 25, 2012       June 25, 2011      March 25, 2011  September 25, 2010      June 25, 2010
Class A-3 Notes..     March 25, 2014      March 25, 2013  September 25, 2012      March 25, 2012  September 25,2011
Class A-4 Notes..     March 25, 2017   December 25, 2015      March 25, 2015  September 25, 2014  December 25, 2013
Class A-5 Notes..     March 25, 2021  September 25, 2019   December 25, 2018      March 25, 2018     March 25, 2017
Class A-6 Notes.. September 25, 2024  September 25, 2023       June 25, 2022       June 25, 2021     March 25, 2020
Class B Notes...  September 25, 2024  September 25, 2023       June 25, 2022       June 25, 2021     March 25, 2020

---------------------
(1) Assuming for purposes of this table that, among other things, the optional redemption occurs on the earlier of (i) the quarterly distribution date immediately following the date on which the pool balance falls below 10% of the initial pool balance or (ii) the September 2024 quarterly distribution date.
(2) The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (i) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related quarterly distribution date, (ii) adding the results, and (iii) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.



                                 CLASS A-1 NOTES

                        PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
                            PERCENTAGES OF THE PPC(1)

    QUARTERLY DISTRIBUTION DATES    50%      80%      100%     120%      150%
    ----------------------------    ---      ---      ----     ----      ----

                Initial             100      100       100      100       100
           March 25, 2007            93       91        89       88        86
            June 25, 2007            79       76        73       70        67
         September 25, 2007          66       60        56       52        46
          December 25, 2007          52       44        38       33        25
           March 25, 2008            37       27        20       13         3
            June 25, 2008            23       10         2        0         0
         September 25, 2008           8        0         0        0         0
  December 25, 2008 and thereafter    0        0         0        0         0

                                 CLASS A-2 NOTES

                 PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
          REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
                            PERCENTAGES OF THE PPC(1)

    QUARTERLY DISTRIBUTION DATES     50%     80%     100%     120%      150%
    ----------------------------     ---     ---     ----     ----      ----

             Initial                 100     100      100      100      100
          March 25, 2007             100     100      100      100      100
          June 25, 2007              100     100      100      100      100
        September 25, 2007           100     100      100      100      100
        December 25, 2007            100     100      100      100      100
          March 25, 2008             100     100      100      100      100
          June 25, 2008              100     100      100       96       90
        September 25, 2008           100      96       91       86       78
        December 25, 2008             97      88       82       76       67
          March 25, 2009              90      79       73       66       55
          June 25, 2009               83      71       63       55       44
        September 25, 2009            75      62       53       45       32
        December 25, 2009             68      53       43       34       20
          March 25, 2010              60      44       33       23        8
          June 25, 2010               52      35       23       12        0
        September 25, 2010            45      25       13        1        0
        December 25, 2010             37      16        3        0        0
          March 25, 2011              29       6        0        0        0
          June 25, 2011               20       0        0        0        0
        September 25, 2011            12       0        0        0        0
        December 25, 2011              4       0        0        0        0
  March 25, 2012 and thereafter        0       0        0        0        0

                                 CLASS A-3 NOTES
                 PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
          REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
                            PERCENTAGES OF THE PPC(1)

    QUARTERLY DISTRIBUTION DATES     50%     80%     100%     120%      150%
    ----------------------------     ---     ---     ----     ----      ----
             Initial                 100     100     100       100      100
          March 25, 2007             100     100     100       100      100
          June 25, 2007              100     100     100       100      100
        September 25, 2007           100     100     100       100      100
        December 25, 2007            100     100     100       100      100
          March 25, 2008             100     100     100       100      100
          June 25, 2008              100     100     100       100      100
        September 25, 2008           100     100     100       100      100
        December 25, 2008            100     100     100       100      100
          March 25, 2009             100     100     100       100      100
          June 25, 2009              100     100     100       100      100
        September 25, 2009           100     100     100       100      100
        December 25, 2009            100     100     100       100      100
          March 25, 2010             100     100     100       100      100
          June 25, 2010              100     100     100       100       93
        September 25, 2010           100     100     100       100       73
        December 25, 2010            100     100     100        84       54
          March 25, 2011             100     100      88        66       34
          June 25, 2011              100      95      71        48       15
        September 25, 2011           100      80      55        30        0
        December 25, 2011            100      65      38        13        0
          March 25, 2012              93      49      22         0        0
          June 25, 2012               80      34       5         0        0
        September 25, 2012            66      18       0         0        0
        December 25, 2012             53       4       0         0        0
          March 25, 2013              41       0       0         0        0
          June 25, 2013               28       0       0         0        0
        September 25, 2013            14       0       0         0        0
        December 25, 2013              1       0       0         0        0
  March 25, 2014 and thereafter        0       0       0         0        0

                                 CLASS A-4 NOTES

                 PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
          REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
                            PERCENTAGES OF THE PPC(1)

    QUARTERLY DISTRIBUTION DATES     50%    80%     100%     120%      150%
    ----------------------------     ---    ---     ----     ----      ----
             Initial                 100    100     100      100       100
          March 25, 2007             100    100     100      100       100
          June 25, 2007              100    100     100      100       100
        September 25, 2007           100    100     100      100       100
        December 25, 2007            100    100     100      100       100
          March 25, 2008             100    100     100      100       100
          June 25, 2008              100    100     100      100       100
        September 25, 2008           100    100     100      100       100
        December 25, 2008            100    100     100      100       100
          March 25, 2009             100    100     100      100       100
          June 25, 2009              100    100     100      100       100
        September 25, 2009           100    100     100      100       100
        December 25, 2009            100    100     100      100       100
          March 25, 2010             100    100     100      100       100
          June 25, 2010              100    100     100      100       100
        September 25, 2010           100    100     100      100       100
        December 25, 2010            100    100     100      100       100
          March 25, 2011             100    100     100      100       100
          June 25, 2011              100    100     100      100       100
        September 25, 2011           100    100     100      100        97
        December 25, 2011            100    100     100      100        85
          March 25, 2012             100    100     100       97        72
          June 25, 2012              100    100     100       85        60
        September 25, 2012           100    100      92       74        48
        December 25, 2012            100    100      82       63        37
          March 25, 2013             100     93      72       53        25
          June 25, 2013              100     84      62       42        14
        September 25, 2013           100     74      52       32         3
        December 25, 2013            100     65      43       22         0
          March 25, 2014              93     55      33       11         0
          June 25, 2014               84     46      23        1         0
        September 25, 2014            76     37      13        0         0
        December 25, 2014             67     28       4        0         0
          March 25, 2015              59     19       0        0         0
          June 25, 2015               51     10       0        0         0
        September 25, 2015            42      1       0        0         0
        December 25, 2015             34      0       0        0         0
          March 25, 2016              26      0       0        0         0
          June 25, 2016               17      0       0        0         0
        September 25, 2016             9      0       0        0         0
        December 25, 2016              1      0       0        0         0
  March 25, 2017 and thereafter        0      0       0        0         0

                                 CLASS A-5 NOTES

                 PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
          REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
                            PERCENTAGES OF THE PPC(1)

    QUARTERLY DISTRIBUTION DATES    50%     80%     100%     120%      150%
    ----------------------------    ---     ---     ----     ----      ----
             Initial                100     100     100      100       100
          March 25, 2007            100     100     100      100       100
          June 25, 2007             100     100     100      100       100
        September 25, 2007          100     100     100      100       100
        December 25, 2007           100     100     100      100       100
          March 25, 2008            100     100     100      100       100
          June 25, 2008             100     100     100      100       100
        September 25, 2008          100     100     100      100       100
        December 25, 2008           100     100     100      100       100
          March 25, 2009            100     100     100      100       100
          June 25, 2009             100     100     100      100       100
        September 25, 2009          100     100     100      100       100
        December 25, 2009           100     100     100      100       100
          March 25, 2010            100     100     100      100       100
          June 25, 2010             100     100     100      100       100
        September 25, 2010          100     100     100      100       100
        December 25, 2010           100     100     100      100       100
          March 25, 2011            100     100     100      100       100
          June 25, 2011             100     100     100      100       100
        September 25, 2011          100     100     100      100       100
        December 25, 2011           100     100     100      100       100
          March 25, 2012            100     100     100      100       100
          June 25, 2012             100     100     100      100       100
        September 25, 2012          100     100     100      100       100
        December 25, 2012           100     100     100      100       100
          March 25, 2013            100     100     100      100       100
          June 25, 2013             100     100     100      100       100
        September 25, 2013          100     100     100      100       100
        December 25, 2013           100     100     100      100        94
          March 25, 2014            100     100     100      100        85
          June 25, 2014             100     100     100      100        76
        September 25, 2014          100     100     100       93        67
        December 25, 2014           100     100     100       85        59
          March 25, 2015            100     100      95       76        51
          June 25, 2015             100     100      88       68        43
        September 25, 2015          100     100      80       60        36
        December 25, 2015           100      93      72       53        28
          March 25, 2016            100      86      64       46        21
          June 25, 2016             100      78      57       39        14
        September 25, 2016          100      71      50       32         8
        December 25, 2016           100      64      43       25         1
          March 25, 2017             94      57      36       18         0
          June 25, 2017              87      50      30       12         0
        September 25, 2017           81      44      24        6         0
        December 25, 2017            74      38      18        0         0
          March 25, 2018             67      32      12        0         0
          June 25, 2018              61      26       6        0         0
        September 25, 2018           55      20       1        0         0
        December 25, 2018            49      14       0        0         0
          March 25, 2019             43       9       0        0         0
          June 25, 2019              37       4       0        0         0
        September 25, 2019           31       0       0        0         0
        December 25, 2019            26       0       0        0         0
          March 25, 2020             20       0       0        0         0
          June 25, 2020              15       0       0        0         0
        September 25, 2020            9       0       0        0         0
        December 25, 2020             4       0       0        0         0
  March 25, 2021 and thereafter       0       0       0        0         0

                                 CLASS A-6 NOTES

                 PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
          REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
                            PERCENTAGES OF THE PPC(1)

     QUARTERLY DISTRIBUTION DATES   50%     80%     100%     120%      150%
    ----------------------------    ---     ---     ----     ----      ----

             Initial                100     100     100      100       100
          March 25, 2007            100     100     100      100       100
          June 25, 2007             100     100     100      100       100
        September 25, 2007          100     100     100      100       100
        December 25, 2007           100     100     100      100       100
          March 25, 2008            100     100     100      100       100
          June 25, 2008             100     100     100      100       100
        September 25, 2008          100     100     100      100       100
        December 25, 2008           100     100     100      100       100
          March 25, 2009            100     100     100      100       100
          June 25, 2009             100     100     100      100       100
        September 25, 2009          100     100     100      100       100
        December 25, 2009           100     100     100      100       100
          March 25, 2010            100     100     100      100       100
          June 25, 2010             100     100     100      100       100
        September 25, 2010          100     100     100      100       100
        December 25, 2010           100     100     100      100       100
          March 25, 2011            100     100     100      100       100
          June 25, 2011             100     100     100      100       100
        September 25, 2011          100     100     100      100       100
        December 25, 2011           100     100     100      100       100
          March 25, 2012            100     100     100      100       100
          June 25, 2012             100     100     100      100       100
        September 25, 2012          100     100     100      100       100
        December 25, 2012           100     100     100      100       100
          March 25, 2013            100     100     100      100       100
          June 25, 2013             100     100     100      100       100
        September 25, 2013          100     100     100      100       100
        December 25, 2013           100     100     100      100       100
          March 25, 2014            100     100     100      100       100
          June 25, 2014             100     100     100      100       100
        September 25, 2014          100     100     100      100       100
        December 25, 2014           100     100     100      100       100
          March 25, 2015            100     100     100      100       100
          June 25, 2015             100     100     100      100       100
        September 25, 2015          100     100     100      100       100
        December 25, 2015           100     100     100      100       100
          March 25, 2016            100     100     100      100       100
          June 25, 2016             100     100     100      100       100
        September 25, 2016          100     100     100      100       100
        December 25, 2016           100     100     100      100       100
          March 25, 2017            100     100     100      100        95
          June 25, 2017             100     100     100      100        89
        September 25, 2017          100     100     100      100        84
        December 25, 2017           100     100     100      100        79
          March 25, 2018            100     100     100       95        74
          June 25, 2018             100     100     100       90        69
        September 25, 2018          100     100     100       85        65
        December 25, 2018           100     100      96       80        60
          March 25, 2019            100     100      91       75        56
          June 25, 2019             100     100      86       71        53
        September 25, 2019          100      98      81       67        49
        December 25, 2019           100      94      77       63        46
          March 25, 2020            100      89      72       59         0
          June 25, 2020             100      84      68       55         0
        September 25, 2020          100      79      64       51         0
        December 25, 2020           100      75      60       48         0
          March 25, 2021             99      71      56       45         0
          June 25, 2021              95      67      53        0         0
        September 25, 2021           91      64      51        0         0
        December 25, 2021            88      61      48        0         0
          March 25, 2022             85      59      46        0         0
          June 25, 2022              81      56       0        0         0
        September 25, 2022           78      53       0        0         0
        December 25, 2022            75      51       0        0         0
          March 25, 2023             72      48       0        0         0
          June 25, 2023              69      46       0        0         0
        September 25, 2023           66       0       0        0         0
        December 25, 2023            63       0       0        0         0
          March 25, 2024             60       0       0        0         0
          June 25, 2024              57       0       0        0         0
September 25, 2024 and thereafter     0       0       0        0         0

                                  CLASS B NOTES

                 PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
          REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
                            PERCENTAGES OF THE PPC(1)

    QUARTERLY DISTRIBUTION DATES  50%     80%     100%    120%   150%
    ----------------------------  ---     ---     ----    ----   ----
                Initial           100     100     100     100    100
            March 25, 2007        100     100     100     100    100
             June 25, 2007        100     100     100     100    100
          September 25, 2007      100     100     100     100    100
           December 25, 2007      100     100     100     100    100
            March 25, 2008        100     100     100     100    100
             June 25, 2008        100     100     100     100    100
          September 25, 2008      100     100     100     100    100
           December 25, 2008      100     100     100     100    100
            March 25, 2009        100     100     100     100    100
             June 25, 2009        100     100     100     100    100
          September 25, 2009      100     100     100     100    100
           December 25, 2009      100     100     100     100    100
            March 25, 2010        100     100     100     100    100
             June 25, 2010        100     100     100     100    100
          September 25, 2010      100     100     100     100    100
           December 25, 2010      100     100     100     100    100
            March 25, 2011        100     100     100     100    100
             June 25, 2011        100     100     100     100    100
          September 25, 2011      100     100     100     100    100
           December 25, 2011      100     100     100     100    100
            March 25, 2012        100     100     100     100    100
             June 25, 2012        100     100     100     100    100
          September 25, 2012      100     100     100     100    100
           December 25, 2012       98      97      97      97     96
            March 25, 2013         96      95      94      93     92
             June 25, 2013         94      92      91      90     88
          September 25, 2013       91      89      88      87     85
           December 25, 2013       89      87      85      83     81
            March 25, 2014         87      84      82      80     77
             June 25, 2014         85      82      79      77     77
          September 25, 2014       83      79      76      74     74
           December 25, 2014       81      76      74      71     70
            March 25, 2015         78      74      71      70     67
             June 25, 2015         76      71      68      68     63
          September 25, 2015       74      69      65      65     60
           December 25, 2015       72      66      65      62     57
            March 25, 2016         70      64      63      59     54
             June 25, 2016         68      64      60      56     51
          September 25, 2016       65      62      58      53     48
           December 25, 2016       63      60      55      50     45
            March 25, 2017         61      57      52      48     42
             June 25, 2017         59      55      50      45     40
          September 25, 2017       57      52      48      43     37
           December 25, 2017       57      50      45      41     35
            March 25, 2018         55      48      43      38     33
             June 25, 2018         53      46      41      36     31
          September 25, 2018       51      44      39      34     29
           December 25, 2018       49      42      37      32     27
            March 25, 2019         47      40      35      30     25
             June 25, 2019         45      38      33      29     23
          September 25, 2019       44      36      31      27     22
           December 25, 2019       42      34      30      25     20
            March 25, 2020         40      32      28      24      0
             June 25, 2020         38      31      26      22      0
          September 25, 2020       36      29      25      21      0
           December 25, 2020       35      27      23      19      0
            March 25, 2021         33      26      22      18      0
             June 25, 2021         31      25      21       0      0
          September 25, 2021       30      23      20       0      0
           December 25, 2021       29      22      19       0      0
            March 25, 2022         28      21      18       0      0
             June 25, 2022         27      20       0       0      0
          September 25, 2022       26      19       0       0      0
           December 25, 2022       25      19       0       0      0
            March 25, 2023         24      18       0       0      0
             June 25, 2023         23      17       0       0      0
          September 25, 2023       22       0       0       0      0
           December 25, 2023       21       0       0       0      0
            March 25, 2024         20       0       0       0      0
             June 25, 2024         19       0       0       0      0
        September 25, 2024 and
              thereafter            0       0       0       0      0

--------------
(1) Assuming for purposes of these tables that, among other things, the optional redemption occurs on the earlier of (i) the quarterly distribution date immediately following the date on which the pool balance falls below 10% of the initial pool balance or (ii) the September 2024 quarterly distribution date.

        The above tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the rep lines, which will differ from the characteristics and performance of the actual pool of trust student loans) and should be read in conjunction therewith. In addition, the diverse characteristics, remaining terms and loan ages of the trust student loans could produce slower or faster principal payments than implied by the information in these tables, even if the dispersions of weighted average characteristics, remaining terms and loan ages are the same as the characteristics, remaining terms and loan ages assumed.

                                 $2,213,000,000

                        NELNET STUDENT LOAN TRUST 2006-3
                                 ISSUING ENTITY



        $199,000,000         CLASS A-1 STUDENT LOAN ASSET-BACKED NOTES

        $384,000,000         CLASS A-2 STUDENT LOAN ASSET-BACKED NOTES

        $245,000,000         CLASS A-3 STUDENT LOAN ASSET-BACKED NOTES

        $384,000,000         CLASS A-4 STUDENT LOAN ASSET-BACKED NOTES

        $465,000,000         CLASS A-5 STUDENT LOAN ASSET-BACKED NOTES

        $469,500,000         CLASS A-6 STUDENT LOAN ASSET-BACKED NOTES

         $66,500,000         CLASS B STUDENT LOAN ASSET-BACKED NOTES




                        NELNET STUDENT LOAN FUNDING, LLC
                                    DEPOSITOR

                      NATIONAL EDUCATION LOAN NETWORK, INC.
                        MASTER SERVICER AND ADMINISTRATOR

                                  NELNET, INC.
                                     SPONSOR

                          --------------------------------


                           JOINT BOOK-RUNNING MANAGERS

   BANC OF AMERICA SECURITIES LLC          BARCLAYS CAPITAL            CITIGROUP


                                   CO-MANAGERS
CREDIT SUISSE
           DEUTSCHE BANK SECURITIES
                                 JPMORGAN
                                         MERCHANT CAPITAL LLC
                                                             NELNET CAPITAL, LLC


                                NOVEMBER 29, 2006